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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2003

Southwestern Water Exploration Company
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

33-16110-D (Commission File Number)	84-1062895 (IRS Employee Identification No.)
600 17th Street, Suite 220N Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant's telephone number, including area code: (720) 904-1731

4391 S. Pearl Street, Las Vegas, Nevada 89121
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On January 23, 2003, KPMG LLP ("KPMG") notified Southwestern Western Exploration Company (the "Company") that KPMG has resigned as the Company's independent auditors. The Company's Board of Directors will begin the process of appointing a new independent auditor for the year ending March 31, 2003.

        The reports of KPMG on the Company's consolidated financial statements for the fiscal years ended March 31, 2002 and March 31, 2001 do not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG's reports for the above referenced fiscal years contained a separate paragraph stating that the consolidated financial statements had been prepared assuming that the Company will continue as a going concern. KPMG further stated that "As discussed in note 2 to the Company's consolidated financial statements, the Company has incurred recurring losses and remains dependent upon raising additional equity financing to continue operating as a going concern.... The financial statements do not include adjustments that might result from the outcome of this uncertainty." During the fiscal years ended March 31, 2002 and March 31, 2001 and the subsequent periods preceding the decision of KPMG to resign, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

        On January 28, 2003, the Company requested that KPMG provide a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements, and, if not, stating the respects in which KPMG does not agree. A copy of the letter provided by KPMG in response to such request, which is dated January 30, 2003, is filed as an exhibit to this current report on Form 8-K.

ITEM 7. EXHIBITS

99.1
Letter from KPMG LLP to the Securities and Exchange Commission, dated January 30, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwestern Water Exploration Co. (Registrant)
Date: January 31, 2003	By:	/s/ TOR S. BOSWICK Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated January 30, 2003.

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. EXHIBITS
SIGNATURE
Exhibit Index